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                                                                     Exhibit (j)

                       CONSENT OF INDEPENDENT AUDITORS

The Board of Trustees and Unitholders
Elfun Funds

We consent to the use of our report dated February 4, 1999 for the Elfun Global Fund, Elfun Trusts, Elfun Diversified Fund, Elfun Tax-Exempt Income Fund, Elfun Income Fund and Elfun Money Market Fund, incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "Independent Auditors" in the Statement of Additional Information.

                                         /s/ KMPG LLP

New York, New York
April 21, 1999